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EXHIBIT 10.57

                                 PROMISSORY NOTE


$200,000.00                                                     October 29, 2002
Maturity Date: April 29, 2003                              San Diego, California

         For value received, NEW VISUAL CORPORATION, a Utah corporation ("MAKER"), hereby unconditionally promises to pay to the order of Robert E. Casey, Jr. ("PAYEE"), on or before April 29, 2003 (the "MATURITY DATE") the principal sum of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00), plus accrued interest on the principal hereof outstanding from time to time, pursuant to the terms and conditions of this Promissory Note (this "NOTE").

         1. PRINCIPAL AND INTEREST. Maker promises to pay on the Maturity Date:
(a) the principal amount of this Note and (b) interest on the principal amount at the rate of the lesser of: (i) the maximum amount permitted by law, and (ii) ten percent (10%) per annum, compounded annually, based on a three hundred sixty-five day year. Maker shall pay the principal and all unpaid accrued interest in a lump sum on the Maturity Date. All payments of principal and interest hereunder shall be in lawful money of the United States of America and shall be made to Payee. All payments shall be applied first to accrued interest and thereafter to principal. Without prejudice to the other rights of Payee pursuant to this Note, if Maker fails to pay any amounts due on this Note after demand, all unpaid amounts shall accrue interest at the lesser of: (a) the maximum amount permitted by law and (b) twelve percent (12%) per annum, until paid.

         2. RIGHT TO PREPAY. The principal amount hereof may be prepaid in whole or in part without prepayment penalty. Any prepayment of the principal amount hereof, whether in part or in whole, shall include accrued interest to the date of prepayment on the principal amount being paid.

         3. COSTS AND EXPENSES. Maker promises to pay, upon Payee's demand therefor, all costs and expenses, including reasonable attorneys' fees (defined as being actual hours worked at the standard billing rates of the attorneys involved in any matter), incurred in the collection and enforcement of this Note.

         4. WAIVER. No delay on the part of Payee in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Payee of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver by Payee of any right or remedy hereunder shall be effective unless in a writing signed by Payee.

         5. AMENDMENTS. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Payee, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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         6. INVALIDITY. If any provision of this Note, or the application of it to any party or circumstance is held to be invalid, the same shall be ineffective, but the remainder of this Note, and the application of such provisions to other parties or circumstances, shall not be affected thereby.

         7. SUCCESSORS, ASSIGNMENT. The terms and conditions of this Note shall apply to and bind the heirs, successors, legal representatives and assigns of the parties.

         8. GOVERNING LAW AND SELECTION OF FORUM. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California and to be performed entirely within the State of California. The parties agree that any litigation concerning this Note shall take place in California state court. Each party hereby consents to the jurisdiction of that court.

         9. NOTICE. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile and electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (iii) in the case of delivery by facsimile or electronic transmission, when sent and receipt has been confirmed, addressed as follows:

         If to Maker:
                           New Visual Corporation
                           5920 Friars Road, Suite 104
                           San Diego, CA 92108
                           Facsimile:  (619) 718-7446
                           Attention: Chief Executive Officer

         If to Payee:

                           Robert E. Casey, Jr.
                           860 Isthmus Court, #1
                           San Diego, CA 92109


         IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note effective as of the day and year and the place first above written.

                                         NEW VISUAL CORPORATION

                                         BY: /s/ C. Rich Wilson III
                                         NAME:  C. Rich Wilson, III
                                         TITLE: Vice President, Secretary




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